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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-36595), Form S-3 (No. 333-42884), and Form S-3 (No. 333-55994) of our report dated March 11, 2004 relating to the financial statements and financial statement schedule, appearing on pages 54 and 81 of the Form 10-K of Post Properties, Inc. and Post Apartment Homes, L.P. for the year ended December 31, 2003, respectively.


PricewaterhouseCoopers LLP
Atlanta, Georgia
March 11, 2004